FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated as of March 20, 2000 by and between 82 Cambridge Street Associates LLC, as (“Landlord”), and Palomar Medical Technologies, Inc., as “Tenant”.

WHEREAS, Landlord and Tenant executed that certain Lease dated June 17, 1999, relating to certain premises at 82 Cambridge Street, Burlington, Massachusetts, the Commencement Date of which was August 26, 1999.

WHEREAS, Landlord and Tenant desire to amend the square footage of Tenants demised area, and;

WHEREAS, Landlord and Tenant have agreed to amend the rent structure of the Lease accordingly, and;

WHEREAS, Landlord and Tenant have agreed to make certain changes to the Lease as provided below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.	Effective as of the date hereof, the first floor space consists of 42,905 rentable square foot and the lower level space consists of 545 rentable square foot.

2.

Rent: Effective as of the date hereof, the rent section of Exhibit “B” to the Lease is hereby deleted and Exhibit “A” attached shall be submitted therefore. In all other respects, the Lease is hereby ratified, confirmed and approved and shall continue in full force and effect, except as herein expressly modified.

IN WITNESS WHEREOF, the parties hereto have executed these presents as a sealed instrument as of the day and year first above written.

WITNESS the execution hereof under seal as of the date first above set written.

LANDLORD:	TENANT:
82 Cambridge Street Associates, LLC	Palomar Medical Technologies, Inc.

By: /s/ Bruce Gorsky	By: /s/Paul S. Weiner
It’s: Manager	It’s: Treasurer
EXHIBIT “A”

DATES	RENT PER MONTH

Years 1-5	$863,550.00

Years 6-10	$949,360.00

OPTION:

Years 11-15	* (See Extension Term in Lease)

The foregoing calculations are based on the following bases: (1) the rent for years 1-5 is computed at $20.00 per rentable square foot of first floor space and $10.00 per rentable square foot for below grade space; and (ii) the rent for years 6-10 is computed at $22.00 per rentable square foot space and $10.00 per rentable square foot for below grade space.